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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported)
                                 March 20, 2000





                            MOORE CORPORATION LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Ontario                       I-8014                         98-0154502
------------               ----------------                   ---------------
(State or other            (Commission File                   (IRS Employer
  jurisdiction of                   Number)                 Identification No.)
  incorporation)


            1 First Canadian Place, Toronto, Ontario, Canada M5X 1G5
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  416-364-2600
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5   OTHER EVENTS


         The press release issued on March 20, 2000 attached as Exhibit 99.1 is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

         99.1. Press release dated March 20, 2000 issued by the registrant.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                            MOORE CORPORATION LIMITED
                                         (Registrant)

                            BY:



                            S/B  J.V. Laurie
                            ------------------------
                            J.V. Laurie
                            Vice President and Treasurer



                            BY:



                            S/B J.M. Wilson
                            ------------------------
                            J.M. Wilson
                            Vice President and Secretary


Dated: March 24, 2000

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                             Exhibit 99.1
                             Media: Michael Barrett
                             Director, Corporate Communications
                             (416) 360-4775 or (847) 615-5725

                             Investors: John Laurie
                             Vice President & Treasurer
                             (416) 364-2600


                      MOORE ANNOUNCES PRELIMINARY UPDATE ON
                              FIRST QUARTER RESULTS

TORONTO, ON & LAKE FOREST, IL (March 20, 2000) Moore Corporation Limited (TSE, NYSE: MCL) announced today that while it still anticipates normalized operating income growth in the year 2000, the results for the quarter ending March 31, 2000 will be below analysts' estimates. Although the first quarter is not yet complete, the Corporation forecasts a normalized (excluding restructuring costs and other one-time transactions) loss from operations of between $6 million and $10 million and a net loss per share of between $0.08 and $0.11 per share.

The Corporation stated the primary reason for the shortfall was the revenue performance in Moore North America (the forms and labels division). The Corporation believes that the revenue shortfall is attributable to a higher than expected Y2K related revenue shift (Moore's customers built inventory levels in late December 1999 in anticipation of potential Y2K problems), the loss of low margin contracts which were contributing to fixed overhead and delays in implementing major contracts. Continued erosion due to technological replacements of paper-based forms also contributed to the revenue shortfall.

The Corporation is aggressively addressing this erosion through its digital and Internet strategies. The Corporation added that a shift in the revenue mix to lower margin or outsourced products and higher manufacturing expenses incurred in anticipation of the higher revenue volume that did not materialize in the quarter also contributed to the earnings shortfall.

Ed Tyler, president and chief executive officer, said, "While we are disappointed in our first quarter results, we do expect to increase normalized operating income for the year 2000 by up to 10% as compared to the 1999 base of $91 million. It is essential that we reposition our company to take advantage of market and technological opportunities for longer-term growth. We believe that our investment in digital solutions will position Moore as a leader in the growing digital market segment."

This news release contains forward looking statements based on management's current views and assumptions. Actual results may differ.

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                                  ###

Moore Corporation Limited (TSE, NYSE; MCL) provides data capture, information design, marketing services, digital communications and print solutions, that enable clients to improve their business processes and increase revenue. Sales in 1999 were more than U.S. $2.4 billion. The Moore Internet address is www.moore.com.

This news release contains statements relating to future results of the Corporation (including certain anticipated, planned, forecasted, expected, targeted and estimated results and the Corporation's outlook concerning future results) that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that could cause such material differences include, without limitation, the following: the successful completion of the restructuring program announced in 1998 within the timeframe anticipated to execute the respective restructuring actions and achieving the associated benefits, the successful implementation of the enterprise resource planning system within anticipated time frames and achieving associated benefits, the effects of paper price fluctuations on the Corporation's forms and labels operations, successful execution of key strategies (including the digital and Internet strategies), maintenance of growth rates in Customer Communication Services businesses, retention of key employees, continued success in attracting new customers and retaining existing customers, the impact of currency fluctuations in the countries in which the Corporation operates, general economic and other factors beyond the Corporation's control, and other assumptions, risks and uncertainties described from time to time in the Corporation's periodic filings with Securities Regulators.